Exhibit 99.2

Allegro Diagnostics Corp.

Condensed Balance Sheets

June 30, 2014 and December 31, 2013

	June 30,	December 31,
	2014	2013
	(unaudited)	(Note 1)
ASSETS
Current assets
Cash	$199,807	$529,485
Total current assets	199,807	529,485
Other assets	13,170	13,170
Total assets	$212,977	$542,655
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,032,906	$941,136
Accrued expenses	942,084	765,161
Convertible promissory notes	6,575,000	5,749,722
Derivative liability	9,598,980	7,837,680
Total current liabilities	18,148,970	15,293,699
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock: $0.01 par value; 44,145,897 shares authorized as of June 30, 2014 and December 31, 2013; 4,094,795 shares issued and outstanding as of June 30, 2014 and December 31, 2013	13,117,186	12,708,012
Stockholders’ deficit
Common stock: $0.01 par value; 65,082,781 shares authorized as of June 30, 2014 and December 31, 2013; 809,114 shares issued and outstanding as of June 30, 2014 and December 31, 2013	8,091	8,091
Additional paid-in-capital	—	—
Accumulated deficit	(31,061,270)	(27,467,147)
Total stockholders’ deficit	(31,053,179)	(27,459,056)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$212,977	$542,655

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Condensed Statements of Operations

Six Months Ended June 30, 2014 and 2013

	June 30,	June 30,
	2014	2013
	(revised)
	(unaudited)
Operating expenses
Research and development (1)	$405,335	$848,692
General and administrative (1)	759,035	566,574
Total operating expenses	1,164,370	1,415,266
Loss from operations	(1,164,370)	(1,415,266)
Other (expense) income
Interest expense	(287,836)	(126,663)
Change in fair value of derivative liability	(1,761,300)	(4,140,000)
Other income	—	21,131
Interest income	483	468
Total other expense, net	(2,048,653)	(4,245,064)
Net loss	$(3,213,023)	$(5,660,330)

(1) As revised to correct transposition error, see Note 2.

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Condensed Statements of Cash Flows

Six Months Ended June 30, 2014 and 2013

	June 30,	June 30,
	2014	2013
	(unaudited)
Cash flows from operating activities
Net loss	$(3,213,023)	$(5,660,330)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	—	3,397
Stock-based compensation	28,074	28,325
Change in fair value of derivative liability	1,761,300	4,140,000
Non-cash interest expense	287,836	126,663
Change in operating assets and liabilities
Increase in other assets	—	219
Increase in accounts payable	91,770	342,016
Decrease in accrued expenses	(54,419)	(101,274)
Net cash used in operating activities	(1,098,462)	(1,120,984)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes	1,275,000	1,150,000
Repayment of convertible promissory notes	(506,216)	—
Net cash provided by financing activities	768,784	1,150,000
Net cash (decrease) increase in cash	(329,678)	29,016
Cash and equivalents
Beginning of period	529,485	128,671
End of period	$199,807	$157,687

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Notes to Condensed Financial Statements

1.                            Significant Accounting Policies

Nature of the Business and Basis of Presentation

Allegro Diagnostics Corp. (the “Company”) was incorporated on August 11, 2006 as a Delaware corporation.  The Company is a leader in the field of gene expression molecular diagnostic testing for lung cancer and other diseases, the results of which are intended to provide earlier, more accurate information to clinicians and patients regarding patient health.

Unaudited Interim Financial Statements

The condensed balance sheet as of June 30, 2014, and the condensed statements of operations and cash flows for the six months ended June 30, 2014 and 2013 are unaudited.  The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of June 30, 2014 and its results of operations and cash flows for the six months ended June 30, 2014 and 2013.  The financial data and the other financial information contained in these notes to the condensed financial statements related to the six month periods are also unaudited. The condensed balance sheet as of December 31, 2013 has been derived from audited financial statements at that date but does not include all of the financial information required by U.S. generally accepted accounting principles for complete financial statements. These financial statements should be read in conjunction with the Company’s audited financial statements.

Risks and Uncertainties

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business.  The Company has experienced recurring losses and negative cash flows since inception, has a working capital deficit at June 30, 2014, and has an accumulated deficit of $31,061,270 at June 30, 2014.  The future viability of the Company is largely dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations.  The Company’s failure to raise capital as and when needed will have a negative impact on its financial condition and its ability to pursue its business strategies.  If adequate funds are not available to the Company, the Company will be required to delay, reduce or eliminate research and development programs, reduce or eliminate product commercialization efforts, obtain funds through arrangements with collaborators on terms unfavorable to the Company or pursue merger or acquisition strategies.  Although Management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Use of Estimates

Management has used estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in its preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).  Actual results experienced by the Company may differ from those estimates.

Allegro Diagnostics Corp.

Notes to Condensed Financial Statements

Fair Value

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.  A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1                                     Quoted prices in active markets for identical assets or liabilities.

Level 2                                     Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3                                     Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s cash equivalents are carried at fair value using Level 1 inputs as described above.  The carrying values of accounts payable and accrued expenses approximate their fair value due to the short-term nature of these liabilities.

The Company has classified its derivative liabilities within Level 3 of the fair value hierarchy because the fair values are determined using significant unobservable inputs, which include the probabilities of sale and/or liquidation, discount rates, and potential third party sales values.  These values are significant inputs into the model used to calculate the estimated fair value of the derivative liability.

The derivative liability consists of the right contained in the 2012 and 2013 convertible promissory notes whereby under certain conditions, the holders of the notes can elect to receive an amount equal to five times the then outstanding principal amount. As of June 30, 2014 and December 31, 2013, the Company utilized a probability-weighted valuation model to estimate the fair value of this derivative liability which takes into consideration various outcomes. The fair value of these derivative liabilities as recorded in the balance sheet was $9,598,980 and $7,837,680 at June 30, 2014 and December 31, 2013, respectively.

The recurring Level 3 fair value measurements of the Company’s derivative liability using probability-weighted discounted cash flow include the following significant unobservable inputs:

	Unobservable Input	At June 30, 2014	At December 31, 2013

Derivative Liability	Probabilities of Company sale	1% - 85%	5% - 70%
	Probability of Company liquidation	14%	25%
	Enterprise value	$21,000,000	$21,000,000
	Discount rate	15%	15%

The following table provides a roll forward of the aggregate fair values of the Company’s derivative liability for which fair value is determined by Level 3 inputs:

Balance, December 31, 2013	$7,837,680
Increase in fair value	1,761,300
Balance, June 30, 2014	$9,598,980

Allegro Diagnostics Corp.

Notes to Condensed Financial Statements

2.                            Revision of Financial Statements

The Company has revised its unaudited condensed statement of operations to correct for a transposition error related to the amounts reported as research and development expenses and general and administrative expenses for the six months ended June 30, 2014.  This correction has no impact on operating loss or net loss for the six months ended June 30, 2014.

The effect of the revision on the statement of operations for the six months ended June 30, 2014 is summarized in the following table:

	Previously Reported	Adjustment	As Revised
Research and development	759,035	(353,700)	405,335
General and administrative	405,335	353,700	759,035

3.                            Notes Payable

2011 Note

On November 18, 2011, the Company converted $480,000 of license fees owed to a third party plus accrued but unpaid interest thereon into a promissory note payable of $506,216 (“2011 Note”).  The 2011 Note bears interest at a rate equal to 3.25% per annum, increasing to 6% per annum on November 1, 2013, and is due and payable at maturity. The outstanding balance of the 2011 Note was paid in full in May 2014.

2012 Notes

On May 25, 2012, the Company entered into convertible promissory note purchase agreements with certain investors providing for an aggregate of $3,550,000 for working capital needs (“2012 Notes”).  In 2012 and 2013, the Company issued notes for cash proceeds of $2,550,000 and $1,000,000, respectively.  The 2012 Notes bear interest at a compound rate of 7% per annum and mature on December 31, 2014.

2013 Notes

On June 28, 2013 the Company entered into convertible promissory note purchase agreements with certain investors providing for an aggregate of $450,000 for working capital needs (“2013 Notes”).  The 2013 Notes bear interest at a compound rate of 7% per annum and mature on January 31, 2014.  In March 2014, that date was extended to December 31, 2014.  The 2013 Notes are senior to the 2012 Notes in terms of repayment priority.

The Company has accounted for the extension of the maturity date of the 2013 Notes as a debt modification as the change in the present value of the cash flows from the original term to the modified term was not material.

2014 Notes

In March and June 2014, the Company borrowed an aggregate of $1,275,000 from investors from the sale of Convertible Promissory Notes (“2014 Notes”). In August 2014, the Company borrowed $225,000 from investors from the sale of additional 2014 Notes.  The 2014 Notes mature on December 31, 2014 and accrue interest at 9% per annum. The 2014 Notes are convertible into the next series of stock in a QEF, defined as the sale of the next series of stock whereby the Company receives proceeds of at least $7,500,000, of which $4,000,000 is from a new investor. The 2014 Notes would automatically convert at a discount of 75% of the amount paid for the new securities. In the event a QEF has not occurred by the maturity date, these notes are optionally convertible into a newly designated Series A-1 Preferred Stock at a price of $2.467 per share.

Allegro Diagnostics Corp.

Notes to Condensed Financial Statements

Gala Therapeutics Note Payable

On October 30, 2013, the Company entered into a promissory note purchase agreement (“Gala Note”) with certain lenders providing for an aggregate of $1,300,000 for working capital needs.  The Gala Note bears interest at 9% per annum. On March 28, 2014, the maturity date was revised from February 15, 2014 to be the earlier of (i) a deemed liquidation event or (ii) December 31, 2014.

4.                            Subsequent Events

The Company has performed an evaluation of subsequent events through November 6, 2014, which is the date the financial statements were issued.

In August 2014, the Company borrowed $225,000 from investors from the sale of additional 2014 Notes.

On September 16, 2014, Veracyte Inc. (“Veracyte”) acquired all the outstanding shares of capital stock of the Company in exchange for 964,377 shares of Veracyte’s common stock and $2.8 million in cash. Immediately prior to the closing date of the acquisition, the Company’s outstanding convertible notes payable were converted into Series A-1 Redeemable Convertible Preferred Stock.  In addition, as a result of the acquisition, the Company’s equity incentive plan was terminated and all outstanding stock options thereunder were cancelled.